FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               GULF POWER COMPANY
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             (Exact name of registrant as specified in its charter)


                  MAINE                              59-0276810
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(State                                           of incorporation or
                                                 organization) (IRS Employer
                                                 Identification No.)


500 Bayfront Parkway, Pensacola, Florida           32501
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(Address of principal executive offices)         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                      Name of each exchange
       Title of each class                           on which each class is
       to be so registered                             to be so registered
---------------------------------                -----------------------------

Series I 5.75% Senior Notes                          New York Stock Exchange
due September 15, 2033


Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.    Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the $40,000,000 principal amount (1,600,000 securities) of Series I 5.75% Senior Notes due September 15, 2033 (the "Series I Senior Notes") of Gulf Power Company (the "Company"). A description of the Series I Senior Notes is contained in the Registration Statement on Form S-3 of the Company, Gulf Power Capital Trust V and Gulf Power Capital Trust VI, Registration Nos. 333-104449, 333-104449-01 and 333-104449-02,
filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Series I Senior Notes will also be included in a form of prospectus supplement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.    Exhibits.

Exhibit Number


   1 Registration Statement on Form S-3, filed by Gulf Power Company, Gulf Power Capital Trust V and Gulf Power Capital Trust VI (Registration Nos. 333-104449, 333-104449-01 and 333-104449-02)
              (incorporated herein by reference).

   4(a) Senior Note Indenture between Gulf Power Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (designated in Gulf Power Company's Current Report on Form 8-K dated June 17, 1998, File No. 0-2429, as Exhibit 4.1 and incorporated herein by reference).


           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                                   SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     September 8, 2003        GULF POWER COMPANY



                                    By
                                      -----------------------------------
                                               Wayne Boston
                                             Assistant Secretary